                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                             AUTOTOTE CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                             AUTOTOTE CORPORATION
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                             AUTOTOTE CORPORATION
                              888 SEVENTH AVENUE
                           NEW YORK, NEW YORK 10106

                               ----------------

                                                                  July 21, 1995

Dear Stockholders:

  You are cordially invited to attend the Annual Meeting of Stockholders of Autotote Corporation (the "Company") which will be held on August 22, 1995 at 12:00 noon at Sports Haven(TM), 600 Long Wharf Drive, New Haven, Connecticut 06511.

  In addition to electing directors (Item 1), the Board of Directors has recommended the ratification of the appointment of KPMG Peat Marwick as the Company's independent accountants (Item 2).

  We ask for your support in approving the election of directors and in the ratification of the appointment of the Company's independent accountants, and that you carefully review the enclosed proxy materials.

                                          Sincerely,

                                          A. Lorne Weil
                                          Chairman of the Board

                             AUTOTOTE CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                                AUGUST 22, 1995

                               ----------------

  Notice is hereby given that the Annual Meeting of Stockholders of Autotote Corporation (the "Company") will be held on August 22, 1995 at 12:00 noon at Sports Haven(TM), 600 Long Wharf Drive, New Haven, Connecticut 06511, for the following purposes:

    1. To elect six members of the Board of Directors to serve for the ensuing year and until their successors are elected and qualified.

    2. To consider and act upon a proposal to ratify the appointment of KPMG Peat Marwick as independent accountants for the Company for the fiscal year ending October 31, 1995.

    3. To consider and act upon any other matters that may properly come before the meeting or any adjournments thereof.

  All holders of Class A Common Stock whose names appear of record on the Company's books at the close of business on June 29, 1995 will be entitled to receive notice of and to vote at the meeting and any adjournments thereof.

  WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                                          By Order of the Board of Directors
                                          Martin E. Schloss
                                          Secretary

Dated: July 21, 1995

                             AUTOTOTE CORPORATION
                              888 SEVENTH AVENUE
                           NEW YORK, NEW YORK 10106

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS

                                AUGUST 22, 1995

                                 INTRODUCTION

  The Board of Directors of Autotote Corporation, a Delaware corporation (the "Company"), is furnishing this Proxy Statement to holders of shares of Class A Common Stock, $.01 par value per share, of the Company (the "Class A Common Stock"), in connection with the solicitation of the enclosed form of proxy for use at the Annual Meeting of Stockholders to be held on August 22, 1995 at 12:00 noon at Sports Haven(TM), 600 Long Wharf Drive, New Haven, Connecticut 06511, and any adjournments thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Annual Meeting of Stockholders. Shares of the Company's Class A Common Stock represented by proxies in the form solicited will be voted in the manner directed by a stockholder. If no direction is given, shares represented by proxies will be voted FOR the election of the nominees for director named in this Proxy Statement and the proposal set forth in Item 2. Proxies may be revoked at any time prior to their being voted by giving written notice of revocation or by giving a duly executed proxy bearing a later date to the Secretary of the Company or by voting in person at the Annual Meeting.

  It is expected that this Proxy Statement and form of proxy enclosed will be mailed to stockholders on or about July 21, 1995.

  All holders of Class A Common Stock whose names appear of record on the Company's books at the close of business on June 29, 1995 will be entitled to vote at the Annual Meeting. At the close of business on June 29, 1995, a total of 28,929,946 shares of Class A Common Stock were outstanding. Each outstanding share of Class A Common Stock is entitled to one vote.

  Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company who will receive no extra compensation for their services may solicit proxies by telephone, telecopy, telex, or personal calls. The Company also has retained D.F. King & Co., Inc. to assist in soliciting proxies at a fee of $4,000 plus reimbursement of reasonable out-of-pocket costs and expenses.

  The Company is not aware of any matters other than those described in this Proxy Statement that will be acted upon at the Annual Meeting. In the event that any other matters properly come before the meeting for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

  The annual report of the Company for the fiscal year ended October 31, 1994 is being mailed to the Company's stockholders with this proxy statement.

VOTING

  Consistent with state law and under the Company's by-laws, a majority of the shares outstanding and entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors at the meeting.

  The six nominees for election as directors at the Annual Meeting who receive the greatest number of votes for the election of directors shall be elected directors. A majority vote of the number of shares entitled to vote represented at the Annual Meeting is necessary to approve the action proposed in Item 2 as well as any other matter which comes before the Annual Meeting, except where law or the Company's certificate of incorporation or by-laws require otherwise.

  The total number of votes cast "for" approval of proposals, other than the election of directors, will be counted for purposes of determining whether sufficient affirmative votes have been cast. Shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Abstentions on a particular matter have the effect of a no vote, but broker non-votes will not have any effect on the outcome of voting on the matter.

I. ELECTION OF DIRECTORS

                         ITEM 1--ELECTION OF DIRECTORS

NOMINEES

  The Board of Directors has set the number of directors to be elected for the coming year at six. Each director shall be elected at the Annual Meeting of Stockholders for a term of one year and until his successor is elected and qualified. The Board of Directors recommends that the stockholders elect the nominees named below as directors of the Company for the ensuing year, and the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election as directors of the nominees named below unless otherwise indicated. Cumulative voting is not permitted. Each nominee is presently a director of the Company. Each nominee has indicated a willingness to serve, but in case any nominee is not a candidate at the meeting for reasons not now known to the Company, the proxies named in the enclosed form of proxy may vote for a substitute nominee at their discretion. Certain information regarding the nominees is set forth below.

                                                                       DIRECTOR
 NAME                       AGE                POSITION                 SINCE
 ----                       ---                --------                --------
A. Lorne Weil..............  49 Chairman of the Board and Chief          1989
                                 Executive Officer
Sir Brian Wolfson..........  59 Vice Chairman of the Board(1)(3)         1988
Alan J. Zakon..............  59 Vice Chairman of the Board(1)(2)(3)      1993
Larry J. Lawrence..........  52 Director(1)(2)(3)(4)                     1989
Marshall Bartlett..........  70 Director(2)(3)                           1991
Thomas H. Lee..............  51 Director(1)(4)                           1991

- --------
(1) Member of Executive Committee
(2) Member of Audit Committee
(3) Member of Compensation Committee
(4) Member of Stock Option Committee

  Mr. A. Lorne Weil has been a director of the Company since December 1989, Chairman of the Board since October 31, 1991 and Chief Executive Officer since April 1992. From 1982 to October 1989, Mr. Weil was a director and consultant to Autotote Systems, Incorporated ("ASI"). From October 1990 until April 1992, Mr. Weil held various senior management positions at the Company and its subsidiaries. From 1979 to November 1992 he was the President of Lorne Weil, Inc., a firm providing strategic planning and corporate development services to high technology industries. Mr. Weil is currently a director of Fruit of the Loom, Inc. and General Growth Properties, Inc.

  Sir Brian Wolfson has been a director of the Company since 1988 and a Vice Chairman of the Board since May 1995. He served as Acting President and Chief Executive Officer from June 1991 until October 31, 1991. From 1987 until May 1995 he was the chairman, and since May 1995 has been the deputy chairman, of Wembley plc, a United Kingdom corporation whose holdings include The Wembley Stadium, Arena and Conference Centre and Exhibition Halls in London. Sir Brian is also a director of Kepner-Tregoe, Inc. and Fruit of the Loom, Inc.

  Mr. Alan J. Zakon has been a director of the Company since 1993 and a Vice Chairman of the Board since May 1995. From 1989 until April 1995, he served as a managing director of Bankers Trust Corporation. From 1989 until 1990, Mr. Zakon served as Chairman of the Strategic Policy Committee of Bankers Trust Corporation. From 1986 until 1989, Mr. Zakon served as Chairman of the Board of Boston Consulting Group. Mr. Zakon is a director of Arkansas Best Corporation, Augat, Inc., Hechinger Corporation and Laurentian Capital Corporation.

  Mr. Larry J. Lawrence has been a director of the Company since December 1989. He is co-founder and since 1985 has been managing partner of Lawrence Venture Partners, the general partner of Lawrence, Tyrrell, Ortale & Smith, a private equity fund manager. Since 1990, he has been managing partner of LTOS II Partners, the general partner of Lawrence, Tyrrell, Ortale & Smith II, and since May 1995, has been the general partner of LSH Partners III, L.P., the general partner of Lawrence, Smith & Horey III. Mr. Lawrence is a director of Earth Technology Corporation as well as of several private companies. Mr. Lawrence served as a director of ASI until it was acquired by the Company in 1989.

  Mr. Marshall Bartlett has been a director of the Company since December 1991. From October 1993 through June 1994, Mr. Bartlett was employed by the Company in various capacities. Mr. Bartlett was Executive Vice President and Chief Operating Officer of Bourns Inc., an electronic component manufacturer, from 1979 until his retirement in 1991.

  Mr. Thomas H. Lee has been a director of the Company since December 1991. Mr. Lee founded the Thomas H. Lee Company in 1974 and since that time has served as its President. Thomas H. Lee Company provides investment banking and other financial advisory services to private and publicly held companies, and through its affiliates participates in leveraged acquisitions. Mr. Lee is a director of General Nutrition Companies, Inc., Health o meter Products, Inc., Finlay Fine Jewelry Corporation, Playtex Family Products, Inc. and Livent Inc. as well as of several private companies. Mr. Lee is also a general partner of the ML-Lee Acquisition Fund, L.P., ML-Lee Acquisition Fund II, L.P. and the ML-Lee Acquisition Fund (Retirement Accounts) II, L.P. (the "ML-Lee Acquisition Funds"), Chairman and Trustee of Thomas H. Lee Advisors I, and a general partner of Thomas H. Lee Advisors II, L.P., the investment advisors to the ML-Lee Acquisition Funds. He is the general partner of THL Equity Advisors Limited Partnership, the general partner of and investment advisor to Thomas
H. Lee Equity Partners, L.P. In February 1991, Hills Department Stores, Inc., of which Mr. Lee was Chairman of the Board, filed for protection under Chapter 11 of the United States Bankruptcy Code. Mr. Lee was a director of ASI until it was acquired by the Company in 1989.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

  The Board of Directors held a total of six meetings in fiscal 1994. All incumbent directors attended at least 75 percent of those meetings of the board and its committees of which they were members that were held while they were serving on the board or such committees.

  The Audit Committee of the Board of Directors met four times during fiscal 1994 and currently consists of Larry J. Lawrence (Chairman), Marshall Bartlett and Alan J. Zakon. The Audit Committee recommends engagement of the Company's independent accountants and is primarily responsible for approving their services and for reviewing with the independent auditors and management and evaluating the Company's accounting policies and its system of internal accounting controls.

  The Compensation Committee met two times in fiscal 1994 and currently consists of Marshall Bartlett (Chairman), Alan J. Zakon and Larry J. Lawrence. The Compensation Committee determines the compensation of executive officers of the Company and makes recommendations to the Board with regard to the adoption of new employee benefit plans.

  The Stock Option Committee met seven times in fiscal 1994 and currently consists of Thomas H. Lee (Chairman) and Larry J. Lawrence. The Stock Option Committee makes awards of options outside the Company's stock option plans and administers the Company's 1984 Stock Option Plan, the 1992 Equity Incentive Plan and the 1995 Equity Incentive Plan and makes awards under such plans.

  The Executive Committee did not meet in fiscal 1994. The Executive Committee currently consists of Larry J. Lawrence (Chairman), Thomas H. Lee, Sir Brian Wolfson and Alan J. Zakon. The Executive Committee is authorized to exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company between regular meetings of the full board, subject to Delaware law.

  The Company has no nominating committee.

  The executive officers of the Company are as follows:

  NAME                 AGE                       POSITION
  ----                 ---                       --------
A. Lorne Weil(1)......  49 Chairman of the Board and Chief Executive Officer
Sir Brian Wolfson(1)..  59 Vice Chairman of the Board
Alan J. Zakon(1)......  59 Vice Chairman of the Board
Thomas C. DeFazio.....  53 Executive Vice President and Chief Financial Officer
Michael D. Harris.....  53 Vice President
Gerald Lawrence.......  56 Vice President
Martin E. Schloss.....  48 Vice President, General Counsel and Secretary

- --------
(1) See description of directors.

  Mr. Thomas C. DeFazio has been Executive Vice President and Chief Financial Officer since April 1995. From 1991 to April 1995, Mr. DeFazio was a member of the board of directors, Executive Vice President and Chief Financial Officer of Smith Corona Corporation. From 1986 to 1991, he was employed in various capacities by General Instrument Corporation, including as Vice President of Finance, Chief Financial Officer and Treasurer. In July 1995, Smith Corona Corporation filed for protection under Chapter 11 of the United States Bankruptcy Code.

  Mr. Michael D. Harris has been Vice President of the Company and President of Autotote Systems Group, a division of the Company, since April 1995. Mr. Harris served as President and Chief Executive Officer of Dittler Brothers Incorporated from January 1993 to March 1995. From June 1989 to December 1992, Mr. Harris served as President of Arcata Graphics Company, and from June 1991 to December 1992 he also served as Vice President and Division Manager of Arcata Graphics Buffalo.

  Mr. Gerald Lawrence has been Vice President of the Company since November 1994 and President of Autotote Gaming Group, a division of the Company, since April 1995. From January 1991 to August 1994, he held the position of Executive Vice President of The New York Racing Association, Inc. From November 1984 through December 1990, he served as Executive Vice President and Chief Operating Officer of Churchill Downs Incorporated.

  Mr. Martin E. Schloss has been Vice President and General Counsel since December 1992 and Secretary since May 1995. From July 1992 until December 1992, Mr. Schloss provided consulting services to and was employed by the Company. From 1976 to 1992, Mr. Schloss served in various positions in the legal department of General Instrument Corporation, with the exception of a hiatus of approximately one and one-half years.

 Delinquent Filings

  Under the securities laws of the United States, the Company's directors, its officers and any persons holding more than 10% of the Company's Class A Common Stock are required to report their ownership of the

Company's Class A Common Stock and any changes in that ownership to the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., and are also required to furnish the Company with copies of such reports. Specific due dates for these reports have been established, and the Company is required to report in this proxy statement any failure to file by these dates during the 1994 fiscal year.

  Based solely on its review of the copies of such forms received by it and on written representations from certain directors and officers that no other reports were required for such person, the Company believes that, during the 1994 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with, except that William J. Huntley, Vice President--Operations, made a late filing covering the following: (i) an exercise on April 11, 1994 of certain stock options to purchase 30,000 shares of Class A Common Stock and the sale of such shares,
(ii) an exercise on June 17, 1994 of certain stock options to purchase 35,000 shares of Class A Common Stock and the sale of such shares, and (iii) the sale on June 17, 1994 of 19,350 shares of Class A Common Stock.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE SIX NOMINEES.

II. INDEPENDENT ACCOUNTANTS

         ITEM 2--RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

  The Board of Directors has appointed KPMG Peat Marwick as independent accountants for the Company to examine the Company's financial statements for the current fiscal year ending October 31, 1995, and recommends that the stockholders of the Company ratify that appointment. KPMG Peat Marwick has served as the Company's independent accountants since February 1984 for all fiscal years since the fiscal year ended October 31, 1982 and has no relationship with the Company other than that arising from their employment as independent accountants, consultants, and assistants in the Company's performance of its internal audit function. Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

  It is intended that the proxies will be voted for the ratification of the appointment of such firm unless otherwise indicated. If the appointment is not ratified by stockholders, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to such unfavorable vote.

III. EXECUTIVE COMPENSATION; CERTAIN ARRANGEMENTS; SECURITY OWNERSHIP

EXECUTIVE COMPENSATION

  The following table shows the compensation paid by the Company for services rendered for the years ended October 31, 1992, 1993 and 1994 to the chief executive officer and the four other most highly compensated executive officers of the Company who received more than $100,000 in salary and bonuses during fiscal 1994 and who served as executive officers during fiscal 1994 (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                                                    COMPENSATION
                                      ANNUAL COMPENSATION(1)           AWARDS
                                      --------------------------    ------------
          (A)                          (B)    (C)         (D)           (G)            (I)
                                                                     SECURITIES
        NAME AND                                                     UNDERLYING     ALL OTHER
   PRINCIPAL POSITION                        SALARY      BONUS        OPTIONS      COMPENSATION
   AT FISCAL YEAR-END                 YEAR    ($)         ($)           (#)           ($)(2)
   ------------------                 ----- --------    --------    ------------   ------------
   A. Lorne Weil                       1994  408,800         --            --         17,700
   Chief Executive Officer             1993  391,300     200,000       600,000           --
                                       1992  252,500(3)  240,000     1,125,000         6,000

   Dennis C. Wallach(4)                1994  148,100     135,000(5)    150,000(6)        --
   Vice President
   and Chief Financial Officer

   William J. Huntley                  1994  135,000      70,000(7)     25,000         6,800
   Vice President--Operations          1993  135,000         --         45,000         6,800
                                       1992  125,000      25,000        75,000         6,200

   Martin E. Schloss(8)                1994  135,600     115,000(9)     65,000         5,800
   Vice President, General             1993  125,000         --            --            --
   Counsel and Secretary

   John A. DeVries(10)                 1994  175,000         --            --          3,000
   Executive Vice President

- --------
(1) Amounts shown include cash and non-cash compensation earned by the Named Executive Officers.
(2) Represents the Company's contribution to the defined contribution retirement plan for salaried employees on behalf of such individuals.
(3) Includes $120,000 of compensation paid to Lorne Weil, Inc. pursuant to a consulting agreement.
(4) Mr. Wallach's employment with the Company terminated as of April 1995. Mr. Wallach was not an executive officer during fiscal years 1992 and 1993.
(5) Includes a signing bonus of $75,000 and a fiscal 1994 bonus of $60,000, of which $20,000 was paid in fiscal 1994 and the remainder is payable in two equal installments in January 1996 and January 1997 pursuant to the agreement entered into in connection with the termination of Mr. Wallach's employment.
(6) In connection with the termination of Mr. Wallach's employment, Mr. Wallach retains options for 100,000 shares of Class A Common Stock, all of which will vest by December 31, 1995. All such options not exercised on or before December 31, 1995 will expire.
(7) Includes fiscal 1994 bonus of $35,000 and special bonus of $35,000 to recognize contribution to the Company's longer-term strategic goals. These bonuses are payable in three equal installments in 1995, 1996 and 1997 as long as Mr. Huntley is employed by the Company. Mr. Huntley remains employed by the Company though he is no longer an executive officer.
(8)  Mr. Schloss was not an executive officer during fiscal year 1992.
(9) Includes fiscal 1994 bonus of $60,000 and special bonus of $55,000 to recognize contribution to the Company's longer-term strategic goals. These bonuses are payable in three equal installments in 1995, 1996 and 1997 as long as Mr. Schloss is employed by the Company; however, as described below under "Certain Arrangements Between the Company and its Directors and Officers", if Mr. Schloss' employment is terminated by the Company, he will be entitled to receive, as part of severance payments then due to him, all accrued but unpaid bonus installments.
(10) Mr. DeVries' employment with the Company terminated as of April 1995. Mr. DeVries was not an executive officer during fiscal years 1992 and 1993.

  The table below sets forth information with respect to stock options granted to the Named Executive Officers for fiscal year 1994.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                             POTENTIAL REALIZABLE
                                                                               VALUE AT ASSUMED
                                                                             ANNUAL RATES OF STOCK
                                                                               APPRECIATION FOR
                    INDIVIDUAL GRANTS                                             OPTION TERM
- -------------------------------------------------------------                ---------------------
  (A)                    (B)             (C)          (D)         (E)           (F)        (G)
                      NUMBER OF
                      SECURITIES     % OF TOTAL
                      UNDERLYING   OPTIONS GRANTED  EXERCISE
                       OPTIONS       TO EMPLOYEES   OR BASE    EXPIRATION       5%         10%
 NAME                 GRANTED(1)   IN FISCAL YEAR  PRICE DATE     DATE          ($)        ($)
 ----                 ----------   --------------- ----------  ----------    ---------------------
A. Lorne Weil.......         0          0.00%           N/A          N/A           N/A         N/A
Dennis C. Wallach...   150,000(2)      16.98%        $21.00    30-Dec-98(2)  $ 870,287 $ 1,923,107
William J. Huntley..    25,000(3)       2.83%        $17.00(3)  6-Apr-99     $ 117,420 $   259,467
Martin E. Schloss...    65,000(4)       7.36%        $17.00(4)  6-Apr-99     $ 305,291 $   674,614
John A. DeVries.....         0          0.00%           N/A          N/A           N/A         N/A

- --------
(1) All options were granted under the Company's 1992 Equity Incentive Plan. Options become exercisable in three equal annual installments on the first, second and third anniversaries of the date of grant. The options may, subject to certain requirements, be exercised through the delivery of cash and/or Class A Common Stock. The options permit the optionee to request that the Company withhold shares sufficient to satisfy withholding tax requirements. The options are not transferable otherwise than by will or the laws of descent and distribution, in which case, and in the case of disability, they are exercisable for the following 12 months or the term of the option, whichever is shorter, for the full number of shares the optionee was entitled to purchase at the time of his death or disability. In the event of a termination of employment by the Company other than for cause or death or disability, an optionee has the right to exercise his option at any time within the three months following such termination or the term of the option, whichever is shorter, for the full number of shares he was entitled to purchase at the time of termination. In the event of termination for cause, the options shall be terminated.
(2) Mr. Wallach's employment with the Company terminated as of April 1995. In connection with the termination of his employment, Mr. Wallach retains options for 100,000 shares of the Class A Common Stock, all of which will vest by December 31, 1995. All such options not exercised on or before December 31, 1995 will expire.
(3) In July 1995, the Company offered Mr. Huntley the right to exchange options to purchase 55,000 shares of Class A Common Stock, constituting all of his options having exercise prices in excess of $4.13 per share, the average of the bid and asked trading prices of the Class A Common Stock on May 25, 1995 ("underwater options"), for an award under the Company's 1992 Equity Incentive Plan of 19,612 deferred shares of Class A Common Stock which will be issued in the future subject to vesting provisions relating to a lengthy period of future service with the Company or the achievement of certain performance goals for the Company as measured by the price of Class A Common Stock ("deferred shares").
(4) In July 1995, the Company offered Mr. Schloss the right to exchange all of his underwater options, constituting options to purchase 65,000 shares of Class A Common Stock, for an award of 17,015 deferred shares under the Company's 1992 Equity Incentive Plan. The vesting of such deferred shares will require either a lengthy period of future service or the achievement of certain performance goals for the Company as measured by the price of Class A Common Stock.

  The table below sets forth information for the Named Executive Officers with respect to fiscal 1994 year-end option values.

                        AGGREGATED OPTION EXERCISES IN
                   LAST FISCAL YEAR AND FY-END OPTION VALUE

  (A)                      (B)        (C)                (D)                       (E)
                                                NUMBER OF SECURITIES
                         SHARES                      UNDERLYING           VALUE OF UNEXERCISED
                        ACQUIRED    VALUE OF     UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS AT
                       ON EXERCISE  REALIZED     AT OCT. 31, 1994(#)        OCT. 31, 1994($)
 NAME                      (#)        ($)     EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
 ----                  ----------- ---------- ------------------------- -------------------------
A. Lorne Weil.......        -0-           -0-     1,125,000/600,000(1)    $16,359,000/$522,000(1)
Dennis C. Wallach...        -0-           -0-           -0-/150,000(2)               N/A / N/A
William J. Huntley..     65,000    $1,089,150            -0-/80,000(3)            -0-/$790,050(3)
Martin E. Schloss...     20,000    $  330,000         20,000/85,000(4)       $285,000/$317,500(4)
John A. DeVries.....        -0-           -0-         33,333/66,667(5)       $197,832/$395,668

- --------
(1) In July 1995, the Company offered Mr. Weil the right to exchange all of his underwater options, constituting options to purchase 600,000 shares of Class A Common Stock, for an award of 129,298 deferred shares under the Company's 1992 Equity Incentive Plan. The vesting of such deferred shares will require either a lengthy period of future service or the achievement of certain performance goals for the Company as measured by the price of the Class A Common Stock.
(2) In connection with the termination of Mr. Wallach's employment with the Company in April 1995, Mr. Wallach retains options for 100,000 shares of the Class A Common Stock, all of which will vest by December 31, 1995. All such options not exercised on or before December 31, 1995 will expire.
(3) In July 1995, the Company offered Mr. Huntley the right to exchange all of his underwater options, constituting options to purchase 55,000 shares of Class A Common Stock, for an award of 19,612 deferred shares under the Company's 1992 Equity Incentive Plan. The vesting of such deferred shares will require either a lengthy period of future service or the achievement of certain performance goals for the Company as measured by the price of Class A Common Stock.
(4) In July 1995, the Company offered Mr. Schloss the right to exchange all of his underwater options, constituting options to purchase 65,000 shares of Class A Common Stock, for an award of 17,015 deferred shares under the Company's 1992 Equity Incentive Plan. The vesting of such deferred shares will require either a lengthy period of future service or the achievement of certain performance goals for the Company as measured by the price of Class A Common Stock.
(5) In connection with the termination of Mr. DeVries' employment with the Company in April 1995, Mr. DeVries retains options for 83,333 shares of the Class A Common Stock, all of which will vest by December 31, 1995. All such options not exercised on or before December 31, 1995 will expire.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Board of Directors for the 1994 fiscal year consisted of Larry J. Lawrence, Alan J. Zakon and Sir Brian Wolfson. Sir Brian served as Acting President and Chief Executive Officer of the Company from June 1991 until October 31, 1991.

  Effective December 1, 1994 the Company has had a wagering systems service contract with Lincoln Greyhound Racetrack, a facility owned by Wembley plc, a United Kingdom corporation of which Sir Brian Wolfson, a director of the Company, is deputy chairman.

  The Company has a senior bank credit facility with Bankers Trust Company, a company of which Alan J. Zakon, a director of the Company, was a managing director from 1989 until April 1995.

CERTAIN ARRANGEMENTS BETWEEN THE COMPANY AND ITS DIRECTORS AND OFFICERS

 Employee Agreements

  Effective November 1, 1992, the Company and Mr. Weil entered into a five-year employment agreement (the "Weil Employment Agreement") that provides for a base salary of $400,000, subject to annual increases in accordance with the Consumer Price Index, a performance bonus of 25% of base salary if the Company meets its budgeted earnings per share, an additional performance bonus based on excess earnings per share, not to exceed an additional 25% of base salary, and a performance bonus of up to 50% of base salary at the discretion of the Board of Directors. If the Company terminates Mr. Weil's employment under the Weil Employment Agreement other than for cause, Mr. Weil will be entitled to collect his base salary for twelve months following such termination, plus a portion of the annual earnings per share-based performance bonuses. In connection with the Weil Employment Agreement, Mr. Weil received a five-year option to purchase 600,000 shares of Class A Common Stock of the Company at an exercise price of $3.50 per share. The option originally was exercisable in three equal annual installments on November 1, 1993, November 1, 1994 and November 1, 1995. In August 1993, the Compensation Committee accelerated the vesting period of the option such that the option is now exercisable in full. In the event of a consolidation or merger in which the Company is not a surviving corporation or which results in the acquisition of substantially all of the Company's Class A Common Stock by a single person or entity or group of persons or entities acting in concert or in the event of the sale or transfer of substantially all of the Company's assets, the option becomes exercisable in full.

  Mr. Wallach's employment with the Company terminated on April 28, 1995. In connection therewith and to facilitate an orderly transition, the Company and Mr. Wallach entered into a consulting agreement (the "Consulting Agreement"). Pursuant to the Consulting Agreement, Mr. Wallach will provide consulting services to the Company until April 1996, and the Company will pay Mr. Wallach a total of $255,384.61 in periodic installments (including $40,000 in accrued bonuses payable in two equal installments in January 1996 and January 1997). Mr. Wallach also retains options for 100,000 shares of the Class A Common Stock, all of which will vest by December 31, 1995. All such options not exercised on or before December 31, 1995 will expire.

  Mr. DeVries' employment with the Company terminated on April 28, 1995. In connection therewith, the Company and Mr. DeVries entered into an agreement (the "Severance Agreement"), pursuant to which the Company will pay Mr. DeVries a total of $108,461.52 in periodic installments. Mr. DeVries also retains options for 83,333 shares of Class A Common Stock, all of which will vest by December 31, 1995. All such options not exercised on or before December 31, 1995 will expire.

  Effective April 17, 1995, the Company and Mr. Thomas DeFazio entered into a three-year employment agreement (the "DeFazio Employment Agreement") that provides for an annual base salary of $275,000 and an annual performance bonus of up to 45% of base salary. Fifty percent of the bonus will be based on the formula set forth in the Company's executive compensation plan as in effect from time to time and the remaining 50% of the bonus will be based on achievement of objectives to be established by the Chief Executive Officer and the Board of Directors in their sole discretion. Under the DeFazio Employment Agreement, the Company has also paid Mr. DeFazio a relocation allowance of $110,000, a prorated portion of which, however, must be returned to the Company by Mr. DeFazio in the event he terminates his employment or the Company terminates his employment for cause at any time prior to April 17, 1997. If the Company terminates Mr. DeFazio's employment under the DeFazio Employment Agreement other than for cause, Mr. DeFazio would be entitled to collect an amount equal to the greater of (i) an amount equal to one year's base salary and (ii) the product of Mr. DeFazio's then current monthly salary multiplied by the number of months remaining under the initial term of the DeFazio Employment Agreement. In connection with the DeFazio Employment Agreement, Mr. DeFazio received a five-year option to purchase 200,000 shares of Class A Common Stock at an exercise price of $5.25 per share. The option will become exercisable in three equal installments, on each of the first, second and third anniversaries of the date of grant. If during a period of 12 months following a change of control of the Company, the Company terminates Mr. DeFazio's employment other than for cause, Mr. DeFazio will be entitled to collect a lump-sum payment equal to his base salary for the remainder of the term under the DeFazio Employment Agreement, and Mr. DeFazio's stock option will become exercisable in full.

  Effective April 24, 1995, the Company and Mr. Michael Harris entered into an employment agreement (the "Harris Employment Agreement"), pursuant to which Mr. Harris assumed the position of President of Autotote Systems, a division of the Company, for an initial term of 18 months. The Harris Employment Agreement provides for an annual base salary of $250,000 with annual reviews based on written performance appraisals and an annual bonus of up to 45% of base salary, one-third of which will be based on overall Company results, one-third on the performance of Autotote Systems and one-third on discretionary factors determined by the Chief Executive Officer and the Board of Directors. Mr. Harris is guaranteed a bonus payment of $50,000 on October 31, 1995 and an additional payment of $50,000 on May 31, 1996, which later payment will be considered part of his fiscal 1996 year end bonus. Mr. Harris also received a signing bonus of $25,000 and a relocation allowance in an amount which will provide after tax reimbursement of the moving expenses and transaction costs incurred by Mr. Harris in connection with his relocation, including the difference between the net sales price of his home and its cost. If the Company terminates Mr. Harris' employment under the Harris Employment Agreement other than for cause, Mr. Harris will be entitled to collect a lump sum payment equal to the base salary for the remainder of the term under the Harris Employment Agreement plus any earned bonus. In connection with the Harris Employment Agreement, Mr. Harris received an option to purchase 150,000 of Class A Common Stock at an exercise price of $4.50 per share. The option will become exercisable in three equal installments, on each of the first, second and third anniversaries of the date of grant. In the event of a sale of substantially all of the Company's stock or assets, Mr. Harris will be entitled to receive a payment equal to his base salary and any potential bonuses due over the remaining term of the Harris Employment Agreement, and Mr. Harris' option will become exercisable in full.

  On November 14, 1994, the Company and Mr. Gerald Lawrence entered into a one-year employment agreement (the "Lawrence Employment Agreement") to employ Mr. Lawrence as Vice President of North American Pari-Mutuel Operations. The Lawrence Employment Agreement provides for a base salary of $200,000 and a performance bonus of up to 45% of the base salary. For fiscal 1995, Mr. Lawrence is guaranteed a minimum bonus of $50,000. In connection with the Lawrence Employment Agreement, Mr. Lawrence received an option to purchase 100,000 shares of Class A Common Stock of the Company at a price of $15.00 per share, which option is exercisable in three equal installments. In July 1995, the Company offered Mr. Lawrence the right to exchange such stock option for an award of 33,172 of deferred shares under the Company's 1992 Equity Incentive Plan. The vesting of such deferred shares will require either a lengthy period of future service or the achievement of certain performance goals for the Company as measured by the price of the Class A Common Stock. In the event that the Company terminates Mr. Lawrence's employment other than for cause, Mr. Lawrence is entitled to receive his base salary for twelve months following such termination.

  By letter, dated January 3, 1995, the Company confirmed to Mr. Martin Schloss that in the event the Company terminates Mr. Schloss' employment, he will be entitled to receive severance pay, at the time of such termination, of not less than one year base salary plus all accrued but unpaid bonus installments earned by him, and Mr. Schloss will retain all unexercised options to purchase Class A Common Stock held by him at the time of such termination, which options will remain exercisable in accordance with their terms.

 Directors' Compensation

  Effective as of May 25, 1995, each director who is not an employee of the Company is paid an annual retainer of $20,000, as well as $1,000 plus expenses for each Board of Directors meeting attended, $1,000 plus expenses for each committee meeting attended in person and held on a day other than on which a Board of Directors meeting is held and $500 plus expenses for each committee meeting attended held on the same day as a Board of Directors meeting or by telephone. Members of the Executive Committee do not receive fees for attending meetings thereof. In lieu of the foregoing compensation, Mr. Lee receives $5,000 per month for his services as a director.

  In May 1995, Mr. Bartlett received a one time award of 10,000 shares of Class A Common Stock issuable in the future ("non-employee director deferred stock"), and each of Sir Brian Wolfson and Mr. Zakon received a one time award of 50,000 shares of non-employee director deferred stock. The shares of non-employee director deferred stock were awarded under the Company's 1992 Equity Incentive Plan and vest, on a cumulative basis, as to one-third of the shares of non-employee director deferred stock on each of the first three anniversaries of the date of grant or in full if the non-employee director ceases to serve as a director as a result of death, disability, retirement at or after the age of 65, or the failure to be renominated or reelected, or in the event of a consolidation or merger of the Company or a sale of substantially all of the Company's assets.

  From June 1994 until June 1995, Mr. Bartlett had a consulting arrangement with the Company whereby he received $100,000 of which $41,667 was paid for consulting services in fiscal 1994.

CERTAIN TRANSACTIONS

  The Company has its senior bank credit facility with Bankers Trust Company, a company of which Alan J. Zakon, a director of the Company, was a managing director from 1989 until April 1995.

  The Company has a service contract with Lincoln Greyhound Racetrack, a facility owned by Wembley plc, a United Kingdom corporation of which Sir Brian Wolfson, a director of the Company, is deputy chairman.

  From June 1994 until June 1995, Mr. Bartlett had a consulting arrangement with the Company whereby he received $100,000 for consulting services.

  The Company believes that all of these transactions were on terms no less favorable than could have been obtained from unaffiliated third parties.

SECURITY OWNERSHIP

  The following table sets forth certain information as of June 29, 1995 as to the security ownership of those persons owning of record or known to the Company to be the beneficial owners of more than five percent of the outstanding Class A Common Stock of the Company, each of the Company's directors and Named Executive Officers and the Company's executive officers and directors as a group. Except as otherwise indicated, the stockholders listed on the table have sole voting and investment power with respect to the shares indicated. Share figures reflect (i) a three-for-two stock split in the form of a stock dividend of one share of Class A Common Stock for every two shares outstanding paid on June 30, 1993 and (ii) a two-for-one stock split in the form of a stock dividend of one share of Class A Common Stock for each share outstanding paid on October 25, 1993.

                                                        SHARES OF CLASS A
                                                          COMMON STOCK
                                                       BENEFICIALLY OWNED
                                                          OR INTO WHICH
                                                         SECURITIES ARE
                                                         CONVERTIBLE(1)
                                                       -------------------------
 FIVE PERCENT HOLDERS                                    NUMBER        PERCENT
 --------------------                                  -----------     ---------
Lawrence, Tyrrell, Ortale & Smith.....................   1,867,952 (2)     6.25
515 Madison Avenue
New York, NY 10022
Wellington Management Company.........................   2,000,000 (3)     6.47
75 State Street
Boston, MA 02109
The Kaufmann Fund, Inc. ..............................   3,995,000 (4)    13.81
140 East 45th Street, 43rd Floor
New York, NY 10017
 OFFICERS AND DIRECTORS
 ----------------------
A. Lorne Weil.........................................   2,417,092 (5)     7.89
Dennis C. Wallach.....................................      50,000 (6)       *
Marshall Bartlett.....................................      59,167 (7)       *
Larry J. Lawrence.....................................   2,412,123 (8)     8.06
Thomas H. Lee.........................................   4,023,465 (9)    13.65
Sir Brian Wolfson.....................................      30,000(10)       *
John A. DeVries.......................................      66,666(11)       *
Alan J. Zakon.........................................      32,000(12)       *
William Huntley.......................................      72,411(13)       *
Martin E. Schloss.....................................      56,667(14)       *
All Current Directors and Executive Officers as a
 Group
 (consisting of 10 persons)
 (5)(7)(8)(9)(10)(12)(14)(15)(16).....................   9,051,514(16)    27.99

- --------
* Less than 1%.
 (1) For purposes of determining beneficial ownership of the Company's Class A Common Stock, owners of warrants and options exercisable within sixty days are considered to be the beneficial owners of the shares of Class A Common Stock into which such securities are convertible or for which such securities are exercisable. The percentage ownership of the outstanding Class A Common Stock reported herein is based on the assumption (expressly required by the applicable rules of the Securities and Exchange Commission) that only the person whose ownership is being reported has exercised his warrants or options for Class A Common Stock.
 (2) Includes 965,469 warrants exercisable within 60 days owned by Lawrence, Tyrrell, Ortale & Smith.
 (3) Represents shares issuable upon conversion of $40,000,000 of 5 1/2% Convertible Subordinated Debentures due 2001 convertible within 60 days owned by Wellington Management Company.

 (4) Based on Schedule 13G, dated March 15, 1995, as filed with the Securities and Exchange Commission, The Kaufmann Fund, Inc. holds 3,995,000 shares of Class A Common Stock.
 (5) Includes shares held in the name of Lorne Weil 1989 Trust. Also includes 577,920 shares of Class A Common Stock issuable upon exercise of warrants exercisable within 60 days owned by Mr. Weil, some of which are held in the name of Lorne Weil 1989 Trust, and options to purchase 1,125,000 shares of Class A Common Stock exercisable within 60 days owned by Mr. Weil. Mr. Weil's address is c/o the Company. In July 1995, the Company offered Mr. Weil the right to exchange all of his underwater options, constituting options to purchase 600,000 shares of Class A Common Stock, for an award of 129,298 deferred shares under the Company's 1992 Equity Incentive Plan. The vesting of such deferred shares will require either a lengthy period of future service or the achievement of certain performance goals for the Company as measured by the price of the Class A Common Stock. Effective March 25, 1994, Mr. Weil entered into a swap transaction (the "Swap") with Bankers Trust Company ("BTC") in respect of 500,000 shares of the Class A Common Stock of the Company held by him (the "Swap Shares"). Mr. Weil continues to hold sole voting power over the Swap Shares which serve as collateral for the Swap transactions; however, Mr. Weil may substitute other collateral for the Swap Shares. Under the Swap arrangement (i) Mr. Weil is obligated to pay BTC (a) at the end of each quarter during the five (5) year term of the Swap (the "Term") the amount of any dividends declared during such quarter on the Swap and (b) at the end of the Term, any appreciation during the Term in the price of the Swap Shares above $26.7769 per share, (ii) BTC is obligated to pay Mr. Weil (x) at the end of each quarter during the Term, the amount equal to the three (3) month London Interbank Offered Rate less 2.125% of the Calculation Amount (as defined in the Swap documents) of $13,388,500, and (y) at the end of the Term, an amount equal to any depreciation during the Term, in the price of the Swap Shares below $26.7769 per share. Mr. Weil will pay BTC an annual fee in consideration of its entering into the Swap. The Swap is for a five (5) year period, but will terminate if Mr. Weil dies or if certain other events occur during such period.
 (6) Represents shares issuable upon exercise of options to purchase 50,000 shares of Class A Common Stock exercisable within 60 days owned by Mr. Wallach.
 (7) Represents shares issuable upon exercise of options to purchase 59,167 shares of Class A Common Stock exercisable within 60 days owned by Mr. Bartlett.
 (8) Includes 902,483 shares and warrants to purchase 965,469 shares of Class A Common Stock exercisable within 60 days held by the partnership of Lawrence, Tyrrell, Ortale & Smith (see footnote 2) and warrants to purchase 41,742 shares of Class A Common Stock exercisable within 60 days owned by Mr. Lawrence. Mr. Lawrence is a general partner of Lawrence Venture Partners, the sole general partner of such partnership. Mr. Lawrence's address is c/o the Company.
 (9) Includes warrants to purchase 542,109 shares of Class A Common Stock exercisable within 60 days owned by Mr. Lee and 1,535,100 shares owned by the 1989 Thomas H. Lee Nominee Trust and 1,946,256 shares owned by Thomas
     H. Lee Equity Partners, L.P., which are deemed to be beneficially owned by Mr. Lee. Mr. Lee is a general partner of THL Equity Advisors Limited Partnership, which is general partner of Thomas H. Lee Equity Partners, L.P. Mr. Lee's address is c/o the Company.
(10) Represents shares issuable upon the exercise of 30,000 options exercisable within 60 days owned by Sir Brian Wolfson.
(11) Represents options to purchase 66,666 shares of Class A Common Stock exercisable within 60 days owned by Mr. DeVries.
(12) Includes options to purchase 30,000 shares of Class A Common Stock exercisable within 60 days owned by Mr. Zakon.
(13) Includes options to purchase 48,333 shares of Class A Common Stock exercisable within 60 days owned by Mr. Huntley. In July 1995, the Company offered Mr. Huntley the right to exchange all of his underwater options, constituting options to purchase 55,000 shares of Class A Common Stock, for an award of 19,612 deferred shares under the Company's 1992 Equity Incentive Plan. The vesting of such deferred shares will require either a lengthy period of future service or the achievement of certain performance goals for the Company as measured by the price of Class A Common Stock.
(14) Includes options to purchase 41,667 shares of Class A Common Stock exercisable within 60 days owned by Mr. Schloss. In July 1995, the Company offered Mr. Schloss the right to exchange all of his underwater options, constituting options to purchase 65,000 shares of Class A Common Stock, for an award of 17,015 deferred shares under the Company's 1992 Equity Incentive Plan. The vesting of such deferred shares will require either a lengthy period of future service or the achievement of certain performance goals for the Company as measured by the price of Class A Common Stock.
(15) Includes warrants to purchase 2,127,240 shares of Class A Common Stock and options to purchase 1,285,834 shares of Class A Common Stock exercisable within 60 days.
(16) Includes 20,000 shares of Class A Common Stock owned by Mr. Thomas DeFazio and 1,000 shares of Class A Common Stock owned by Mr. Gerald Lawrence, each of whom became an executive officer after the end of fiscal 1994, and excludes share ownership of Messrs. Wallach, DeVries and Huntley who are no longer executive officers of the Company.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the accompanying Stock Performance Graph shall not be incorporated by reference into any such filings.

                     REPORT OF THE COMPENSATION COMMITTEE
                        AND THE STOCK OPTION COMMITTEE

  The Compensation Committee of the Board of Directors of the Company for fiscal 1994 consisted of Messrs. Lawrence, Wolfson and Zakon. The Committee's responsibilities include determining the compensation of the Company's executive officers and making recommendations to the board of directors with regard to the adoption of new employee benefit plans. No member of this committee was an officer or employee of the Company during fiscal 1994.

  The Stock Option Committee of the Board of Directors consists of Messrs. Lawrence and Lee. This committee has primary responsibility for the grant of options outside the Company's stock option plans as well as awards under the Company's 1984 Stock Option Plan, 1992 Equity Incentive Plan and 1995 Equity Incentive Plan (which is for employees and other persons or entities other than directors and executive officers). No member of this committee was an officer or employee of the Company during fiscal 1994.

 Compensation Components and Philosophy

  The components of the Company's compensation program consist of base salaries, cash bonuses and stock options. The Company's compensation program is designed to align management and shareholder interests by providing incentive compensation through stock option awards and performance-based bonuses. The Compensation and Stock Option Committees receive input from the Company's Chief Executive Officer and review his proposals concerning executive compensation before making a final determination concerning the scope and nature of compensation arrangements. It is the Company's current policy to establish, structure and administer compensation plans and arrangements so that the deductibility to the Company of such compensation will not be limited under Section 162(m) of the Internal Revenue Code.

 CEO Compensation

  Effective November 1, 1992, the Company and Mr. Weil entered into a five-year employment agreement (the "Employment Agreement"). The Compensation Committee approved the Employment Agreement as a result of Mr. Weil informing the Company in September 1992 that he was prepared to accept employment on a full-time basis under his prior employment agreement, and that he was also prepared to enter into a long-term agreement with the Company. On the basis of Mr. Weil's prior performance, the Compensation Committee determined that it was appropriate for the Company to enter into such an agreement with Mr. Weil. During the term of Mr. Weil's prior employment agreement, the Company's earnings per share for fiscal 1992 exceeded budget, the Company increased the amount of its bank credit facility, was awarded major new wagering systems contracts in California, Ontario and Connecticut, developed the PROBE terminal, signed the TOTIP contract and recruited additional senior managers.

  Pursuant to the Employment Agreement, Mr. Weil's base salary for fiscal 1994 was $408,800 ("Base Salary"). Also pursuant to the Employment Agreement, Mr. Weil has the potential to earn bonus payments equal to (i) 25% of Base Salary if the Company meets its budgeted earnings per share for the fiscal year and
(ii) an additional 25% of Base Salary if the Company exceeds its budgeted earnings per share for the fiscal year by at least 15%. Under the Employment Agreement, Mr. Weil also can receive an additional performance bonus of up to 50% of base salary at the discretion of the Board of Directors. No bonus was awarded to Mr. Weil in fiscal 1994.

 Executive Officer Compensation

  With respect to executive officers other than the Chief Executive Officer, the Chief Executive Officer provides recommendations to the Compensation Committee, based on his knowledge of competitive industry conditions, his perception of those individuals' performance and their level of responsibility relative to other officers of the Company and its subsidiaries. During fiscal 1994, bonuses were paid to certain officers of the Company based on the foregoing considerations. For these individuals, compensation levels have not been established by formula although, as a result of the Company's significant growth in size and complexity, the Company expects to establish formula-based cash compensation to be implemented during fiscal year 1996.

  Officer compensation is generally comprised of cash compensation and grants of options under the Company's stock option plans.

                                          COMPENSATION COMMITTEE

                                              Larry J. Lawrence
                                              Sir Brian Wolfson
                                              Alan J. Zakon

                                          STOCK OPTION COMMITTEE

                                              Larry J. Lawrence
                                              Thomas H. Lee

                            STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return from October 31, 1989 to October 31, 1994, on the Company's Class A Common Stock, the National Association of Securities Dealers Automated Quotation System ("NASDAQ") Market Index of companies and a peer group index of four companies that provide similar services to those of the Company--Video Lottery Technologies, Inc., Bally Gaming International, Inc., GTECH Holdings Corporation and International Game Technology. The Company elected to use the peer group index rather than a published industry or line of business index because the Company is not aware of any such published index of companies which are as comparable in terms of their businesses. From October 31, 1989 through October 31, 1991, International Game Technology was the only member of the peer group index which was publicly traded and for which share price information was available. Video Lottery Technologies, Inc. is included in the peer group index beginning on October 31, 1991. Bally Gaming International, Inc. and GTECH Holdings Corporation are included in the peer group index beginning on October 31, 1992.


                         [GRAPH APPEARS HERE]

                             Autotote Corporation
               Comparison of Five Year-Cumulative Total Returns

Measurement period              Autotote        Nasdaq     Self-Determined
(Fiscal Year Covered)         Corporation    Stock Market     Peer Group
- ---------------------         -----------    ------------     ----------
Measurement PT -
10/31/89                        $ 100.0        $ 100.0         $  100.0

FYE 10/31/90                    $  27.0        $  74.2         $   81.2
FYE 10/31/91                    $  30.4        $ 125.5         $  493.7
FYE 10/30/92                    $  96.1        $ 141.6         $ 1060.6
FYE 10/29/93                    $ 623.5        $ 182.5         $ 1558.3
FYE 10/31/94                    $ 411.8        $ 183.5         $  848.7


                             FINANCIAL STATEMENTS

  The Company's audited financial statements for the fiscal year ended October 31, 1994 and certain other related financial and business information of the Company are contained in the Company's Annual Report. The Company's Annual Report on Form 10-K, without exhibits, for the fiscal year ended October 31, 1994, filed by the Company with the Securities and Exchange Commission, is included in the Company's annual report which is being mailed with this proxy statement. ADDITIONAL COPIES OF THE ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING PHILIP G. TAGGART, CORPORATE CONTROLLER, AUTOTOTE CORPORATION, 100 BELLEVUE ROAD, NEWARK, DELAWARE 19714-6009 (TELEPHONE: 302-737-4300).

                                OTHER BUSINESS

  The Board of Directors has no reason to believe that any other business in addition to the foregoing will be presented at the Annual Meeting, but if any other business shall be presented, votes pursuant to the proxy will be cast thereon in accordance with the judgment of the persons named in the accompanying proxy.

                     PROPOSALS FOR THE NEXT ANNUAL MEETING

  Proposals of stockholders intended to be presented at the next annual meeting must be received by the Company at its principal offices, 888 Seventh Avenue, New York, New York 10106, for inclusion in the Company's proxy materials not later than October 31, 1995 as the Company expects to mail the proxy materials for its 1996 annual meeting in February 1996.

  Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

                                          By Order of the Board of Directors
                                          MARTIN E. SCHLOSS
                                          Secretary

Dated: July 21, 1995